UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 13, 2013


                          Red Giant Entertainment, Inc.
             (Exact name of registrant as specified in its charter)

           Nevada                      001-34039                 98-0471928
(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)

 614 E. Hwy 50, Suite 235, Clermont, FL                            34711
(Address of principal executive offices)                        (Zip Code)

                                 (866) 926-6427
           (Issuer's telephone/facsimile numbers, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

[ ] Written communications  pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ]  Soliciting  material  pursuant to Rule  14a-12  under the  Exchange  Act
    (17CFR240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

[ ] Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the
    Exchange Act (17CFR240.13e-4(c))
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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

We have entered into a Supply Agreement (the "Supply Agreement") dated as of November 25, 2013 and effective January 1, 2014 (the "Commencement Date") with Diamond Comic Distributors, Inc., a Maryland corporation ("DCD") under which we have appointed DCD to be our sole and exclusive distributor worldwide for the sale and distribution of English-language (i) comic books; related graphic novel, trade paperback and hard-cover books and compilations of our comic books; science fiction, fantasy and horror novels; (iv) miniature, role playing, and collectible card playing games; (v) and related merchandise (collectively, the "Products") to (i) chain book store retailers, independent book stores, mass-market merchandisers, libraries, Amazon.com, wholesalers servicing such accounts, warehouse clubs, and specialty mass merchandisers, and to hobby and specialty game (the "Book Market"); and (ii) comic retailers and wholesalers that generally buy on a non-returnable basis and other stores through the direct sales channel of distribution (the "Direct Market"). We retain the right to sell special edition products directly in certain circumstances.

Under the Supply Agreement, we provide Products to DCD on a consignment basis in amounts needed to meet DCD's requirements. Products are sold at a 60% discount off of cover prices, and we may also grant to DCD (i) a sales allowance of 2.5%; and (ii) freight rebates where DCD picks up Products from us. We retain all risk of loss or damage with respect to Products until title passes to customers in accordance with DCD's terms of sale.

The Supply Agreement has an initial term of three years from the Commencement Date and automatically renews for one-year periods unless earlier terminated. The Supply Agreement may be terminated by either party upon 90 days prior written notice before the expiration of an initial or renewal term, and may generally be terminated by the non-breaching party upon 45 days prior written notice of a material default and failure to cure, with immediate termination available for certain breaches.

The foregoing description of the Supply Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which we expect to file as an exhibit to its Annual Report on Form 10-K for the year ending August 31, 2014.

SECTION 2 - FINANCIAL INFORMATION

ITEM 2.04 - TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL
            OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

Under the 12% Secured Convertible Debenture (the "Debenture") we issued to WHC Capital, LLC ("WHC") on August 1, 2013, as disclosed in our Current Report on Form 8-K filed on August 19, 2013, we were required to register 300% of the principal amount of the shares into which the Debenture may be converted. Because such registration was not declared effective by the Securities and Exchange Commission by December 9, 2013, the principal amount of the Debenture has increased by 140% to $232,400.

WHC has notified us of its intention to sell the 35,000,000 shares of common stock (the "Pledged Shares") pledged by Benny R. Powell, our Chief Executive Officer, President, Chief Financial Officer, and Secretary, and a member of our Board of Directors under the Pledge and Security Agreement with WHC and Mr. Powell, to cover payment of the $232,400 plus interest.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Red Giant Entertainment, Inc.


Date: December 13, 2013                   /s/ Benny Powell
                                          --------------------------------------
                                     By:  Benny Powell
                                     Its: Chief Executive Officer, President,
                                          Chief Financial Officer, and Secretary

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